UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2017 Annual Meeting

On February 14, 2017, Cardinal Ethanol, LLC (the "Company") held its 2017 annual members’ meeting (“2017 Annual Meeting”) to vote on the election of three directors, to conduct an advisory vote on executive compensation called “Say-on-Pay” and to conduct an advisory vote on the frequency of Say-on-Pay.

Proposal One: Election of Directors

Ralph Brumbaugh, Thomas Chronister and Steven Snider were elected by a plurality vote of the members to serve terms which will expire in 2020. The votes for the nominees were as follows:

Nominee Directors	For	Withheld/Abstentions
Ralph Brumbaugh	6,082	383
Thomas Chronister	5,960	505
Steven Snider	6,057	408

Proposal Two: Advisory Approval of Executive Compensation

The compensation of the Company's executives was approved by the members. The votes were as follows:

For	Against	Abstentions
7,699	256	296

Proposal Three: Advisory Approval of the Frequency of Say-On-Pay

The members voted to hold votes on the compensation of the Company's executives every year. The Company will include an advisory vote on the compensation of executives every year until the next advisory vote on frequency is held. The votes were as follows:

Every Year	Every Two Years	Every Three Years	Abstentions
7,578	310	188	175

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: February 15, 2017	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)